                                                                    EXHIBIT 99.1



PRESS RELEASE - OCTOBER 14, 2003


           WITS BASIN PRECIOUS MINERALS CLOSES $1.3M PRIVATE PLACEMENT

MINNEAPOLIS, OCTOBER 14 - Wits Basin Precious Minerals Inc., (OTCBB: WITM) f/k/a Active IQ Technologies, Inc. announced that it had received $1,314,500 in gross proceeds from a private placement consisting of 5,258,000 units, each unit consisting of one share of common stock and one-half of a one year warrant to purchase one share of common stock at a price of $0.75 per share. The securities sold have not been registered under the Securities Act of 1933, but were offered in reliance on the exemption from registration pursuant to Section 4(2) of the Securities Act. The securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

The purpose of the offering was to provide Wits Basin with sufficient capital to make its second payment required under its Active Hawk Precious Minerals LLC joint venture.

This news release does not constitute an offer to sell or a solicitation of an offer to buy any of the securities of the Company.

ABOUT WITS BASIN PRECIOUS MINERALS INC.

Wits Basin (OTCBB: WITM) is actively participating in a joint venture for the exploration of gold minerals in the Republic of South Africa. Wits Basin is headquartered in Minneapolis, MN with offices in Toronto, ON.

FORWARD-LOOKING STATEMENTS

Except for historical information contained herein, this news release also includes forward-looking statements. All statements regarding potential mineralization and reserves, exploration results and future objectives of Wits Basin, are forward-looking statements that involve various risks and uncertainties. There can be no assurance that that such statements will prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements.

Contact Information:

Wits Basin Precious Minerals Inc.
H. Vance White, CEO, 416.214.2250
or
Mark D. Dacko, CFO, 612.664.0570